UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2008 .

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 15, 2008, the registrant held a conference call with investors (the “Investor Call”) to discuss its acquisition of Poco Graphite, Inc. and its affiliated companies (the “Poco Acquisition”) pursuant to an Agreement and Plan of Merger with Entegris Acquisition Co. LLC, Poco Graphite Holdings, LLC and Poco Graphite, Inc, dated July 13, 2008 (the “Merger Agreement”). Execution of the Merger Agreement and schedule and call-in details of the Investor Call were announced in a press release on July 14, 2008 which was previously filed on Form 8-K. The time for the Investor Call was updated in a following press release, also on July 14, 2008, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Investor Call, the registrant posted a presentation on its website regarding the Poco Acquisition (the “Investor Presentation”), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. In addition to the information contained in the Investor Presentation, the registrant stated that it expects accretion to earnings per share in 2009 of approximately $0.05 as a result of the Poco Acquisition.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, Dated July 14, 2008

Exhibit 99.2	Investor Presentation, posted July 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: July 15, 2008	By	/s/ Peter W. Walcott
Peter W. Walcott Senior Vice President & General Counsel